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STATE OF ILLINOIS

DEPARTMENT OF NATURAL RESOURCES

Office of Mines and Minerals

Division of Oil and Gas

No. 060744
Date Issued: 8/12/2010
Reference #: 212913

PERMIT TO DRILL AND/OR OPERATE A WELL FOR: OIL

PERMITTEE:
PERMITEE NO.: 3964
TIM COOKSEY
TIM COOKSEY OIL
19000 PRIOR RD
THOMPSONVILLE, IL 62890

This permit expires one year from date of issuance unless drilling or conversion operation are commenced prior thereto.

WELL NAME: CHARLES PRIOR #1A
LOCATION: 0330S 0330E NWc NW SW
SEC: 08 TWP: 07S RGE: 04E COUNTY: FRANKLIN
LOWEST FORMATION AND MAXIMUM AUTHORIZED DEPTH: WARSAW 4000 FT
SURFACE ELEVATION: GL 425 FT. TYPE OF TOOLS: ROTARY
DRILLING CONTRACTOR: GEORGE MITCHELL DRILLING, CARMI, IL

PERMIT CONDITIONS:
1. SET AND CEMENT AT LEAST 425 FT. OF SURFACE CASING OR SET AND CEMENT ALTERNATIVE SURFACE CASING IN ACCORDANCE WITH SECTION 240.610 b).
2. CUTTINGS REQUIRED: FROM TO

Issuance of this permit under 225 ILCS 725/1, Illinois Oil & Gas Act, does not in any way authorize any take of any listed species in violation of the Illinois Endangered Species Protection Act, 520 ILCS 10/1 et. seq. or The Endangered Species Act of 1973, 87 Stat. 844.16. U.S.C. Sect 1531 et seq. If "take" as defined by these Acts is anticipated to result from oil activities, the permittee should apply for an incidental take permit from the Illinois Department of Natural Resources, Office of Resource Conservation for state listed species and the U.S. Fish and Wildlife Service for federally listed species.

This permit or a legible photocopy shall be posted at the wellsite before drilling commence. If necessary, to plug this well, notify:

CENTRALIA (618) 533-8979
District Office

This permit is conditioned upon compliance with the requirements of the Illinois Oil and Gas Act and the implementing regulations and authorizes the drilling and operation of the above described well.

Division of Oil and Gas

Duane L. Pulliam

Division Supervisor

STATE OF ILLINOIS

DEPARTMENT OF NATURAL RESOURCES

Office of Mines and Minerals

Division of Oil and Gas

PERMIT TO DRILL AND/OR OPERATE A WELL FOR: OIL

No. 060743
Date Issued: 8/12/2010
Reference #: 212912

PERMITTEE:
PERMITEE NO.: 3964
TIM COOKSEY
TIM COOKSEY OIL
19000 PRIOR RD
THOMPSONVILLE, IL 62890

WELL NAME: **CHARLES PRIOR #2A**
LOCATION: 0990S 0330E NWc NW SW
SEC: 08 TWP: 07S RGE: 04E COUNTY: FRANKLIN
LOWEST FORMATION AND MAXIMUM AUTHORIZED DEPTH: WARSAW 4000 FT
SURFACE ELEVATION: GL 439 FT. TYPE OF TOOLS: ROTARY
DRILLING CONTRACTOR: GEORGE MITCHELL DRILLING, CARMI, IL

This permit expires one year from date of issuance unless drilling or conversion operation are commenced prior thereto.

PERMIT CONDITIONS:
1. SET AND CEMENT AT LEAST 440 FT. OF SURFACE CASING OR SET AND CEMENT ALTERNATIVE SURFACE CASING IN ACCORDANCE WITH SECTION 240.610 b).
2. CUTTINGS REQUIRED: FROM TO

Issuance of this permit under 225 ILCS 725/1, Illinois Oil & Gas Act, does not in any way authorize any take of any listed species in violation of the Illinois Endangered Species Protection Act, 520 ILCS 10/1 et. seq. or The Endangered Species Act of 1973, 87 Stat. 844 16. U.S.C. Sect 1531 et seq. If "take" as defined by these Acts is anticipated to result from oil activities, the permittee should apply for an incidental take permit from the Illinois Department of Natural Resources, Office of Resource Conservation for state listed species and the U.S. Fish and Wildlife Service for federally listed species.

This permit or a legible photocopy shall be posted at the wellsite before drilling commence. If necessary, to plug this well, notify:

CENTRALIA (618) 533-8979
District Office

This permit is conditioned upon compliance with the requirements of the Illinois Oil and Gas Act and the implementing regulations and authorizes the drilling and operation of the above described well.

Division of Oil and Gas

Duane L. Pulliam

Division Supervisor

112

STATE OF ILLINOIS

DEPARTMENT OF NATURAL RESOURCES

Office of Mines and Minerals

Division of Oil and Gas

PERMIT TO DRILL AND/OR OPERATE A WELL FOR: OIL

No. 060786
Date Issued: 8/31/2010
Reference #: 212947

PERMITTEE:
PERMITEE NO.: 3964
TIM COOKSEY
TIM COOKSEY OIL
19000 PRIOR RD
THOMPSONVILLE, IL 62890

This permit expires one year from date of issuance unless drilling or conversion operation are commenced prior thereto.

WELL NAME: **ILLINOIS MINERALS #A-1**
LOCATION: **0330N 0514E SWc NE NW**
SEC: **20** TWP: **05S** RGE: **02E** COUNTY: **FRANKLIN**
LOWEST FORMATION AND MAXIMUM AUTHORIZED DEPTH: **WARSAW 3999 FT**
SURFACE ELEVATION: **GL 439 FT.** TYPE OF TOOLS: **ROTARY**
DRILLING CONTRACTOR: **MITCHELL DRILLING, CARMI,IL**

PERMIT CONDITIONS:
1. SET AND CEMENT AT LEAST 140 FT. OF SURFACE CASING OR SET AND CEMENT ALTERNATIVE SURFACE CASING IN ACCORDANCE WITH SECTION 240.610 b).
2. CUTTINGS REQUIRED: FROM TO

Issuance of this permit under 225 ILCS 725/1, Illinois Oil & Gas Act, does not in any way authorize any take of any listed species in violation of the Illinois Endangered Species Protection Act, 520 ILCS 10/1 et. seq. or The Endangered Species Act of 1973, 87 Stat. 844.16. U.S.C. Sect 1531 et seq. If "take" as defined by these Acts is anticipated to result from oil activities, the permittee should apply for an incidental take permit from the Illinois Department of Natural Resources, Office of Resource Conservation for state listed species and the U.S. Fish and Wildlife Service for federally listed species.

This permit or a legible photocopy shall be posted at the wellsite before drilling commence. If necessary, to plug this well, notify:

CENTRALIA (618) 533-8979
District Office

This permit is conditioned upon compliance with the requirements of the Illinois Oil and Gas Act and the implementing regulations and authorizes the drilling and operation of the above described well.

Division of Oil and Gas

Duane L. Pullam

Division Supervisor